                                                                   Exhibit 10.13


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [***]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                      [Letterhead of Eli Lilly and Company]


                                                October 8, 1997

Ms. Karen Hamlin
Senior Director of Operations
Scriptgen Pharmaceuticals, Inc.
200 Boston Avenue
Medford. MA 02155

         Re: Amendment to ATLAS Screen Agreement

Dear Ms. Hamlin:

Pursuant to the agreement dated effective as of May 8, 1997 (the
"Agreement"), by and between Scriptgen Pharmaceuticals, Inc. ("Scriptgen"), and Eli Lilly and Company ("Lilly"), the parties entered into a collaboration, whereby Scriptgen, among other things, would run the ATLAS Screens for each of the Initial Target Proteins [***] compounds for each initial Target Protein.

Scriptgen and Lilly have recently discussed whether Lilly was interested in running the ATLAS Screens for each of the Initial Target Proteins using additional compounds above the initial [***] compounds set forth in the Agreement. As you know, Lilly has determined that it is interested in using additional compounds for such purpose. Accordingly, so that Scriptgen may expeditiously commence running the ATLAS Screen with respect to such additional compounds, the Parties agree as follows:

A.       Section 1.22.

         The parties hereby amend Section 1.22 in its entirety to read as follows:

         Section 1.22. "Project Phase II" means the phase of the Project that follows Project Phase I which utilizes ATLAS Screening to establish the

Ms. Karen Hamlin
October 8, 1997
Page 2


optimal conditions for the specific high throughput screen for each Initial Target Protein. This phase will result in the assay being fully validated and standard deviations established for a sub set of compounds and controls. Assay sensitivity will also be established, during this phase, so as to determine the Initial Target Protein requirements for the screening,

      Except as otherwise provided in this Section 1.22, up to [***] Lilly Compounds selected by Lilly shaIl be used for Project purposes as contemplated hereunder. [***] Scriptgen Compounds will be provided by Scriptgen for Project purposes including, without limitation, screening and validation, [***] If Scriptgen Compounds are requested by Lilly for Project purposes above the [***] limitation described above or for replacement of any of the [***] described above, Lilly will be [***]. Lilly shall be given an opportunity to select all available Scriptgen Compounds from the Scriptgen Library prior to the commencement of Project Phase III including a reasonable opportunity to review and screen such Scriptgen Compounds prior to such selection, although Lilly will use its best efforts to complete the selection process within [***]. Except as otherwise provided for in this Agreement, such selection process shall be at no additional cost to Lilly provided Lilly selects Scriptgen Compounds on a plate by plate basis (each plate contains [***]). In the event, Lilly desires to select Scriptgen Compounds not on a plate by plate basis, [***]

      At the commencement of this phase, Lilly will provide to Scriptgen, approximately [***] of each Initial Target Protein or as otherwise mutually agreed to by the parties. This phase will take [***] (i.e., a total of [***]) to complete provided antibodies are furnished by Lilly. In the event antibodies are not furnished by Lilly, this phase will take approximately [***] to complete and a total of [***] For avoidance of any doubt, if Lilly does not furnish the antibodies necessary for the Project or portions thereof, Scriptgen shall bear the ultimate responsiblity and obligation for furnishing the antibodies necessary for the Project at its sole expense. Project Phase II is more fully described in the Project Plan.

Ms. Karen Hamlin
October 8, 1997
Page 3


B.       Section 1.23.

         The parties hereby amend Section 1.23 in its entirety to read as follows:

      Section 1.23. "Project Phase III means the phase of the Project that follows Project Phase II and involves running the ATLAS Screens for each of the Initial Target Proteins using at Lilly's sole discretion up to [***] and/or Natural Products for each Initial Target Protein, These compounds and/or Natural Products will be furnished by either Lilly or the Scriptgen Library as more fully described in Section 1.22 of this Agreement or as the parties may otherwise mutually agree in writing. At the commencement of this phase, Lilly will provide to Scriptgen, approximately [***] of each Initial Target Protein or as otherwise mutually agreed to by the parties. During this phase, Scriptgen will [***] for each compound, and determine an [***]. Scriptgen estimates that this phase will take [***] and [***]. Project Phase III is more fully described in the Project Plan.

      In addition, Scriptgen will use the ATLAS assay to evaluate [***] samples supplied by Lilly for up to 10 Natural Product Successful Compound extracts per Target Protein. These samples will be produced at Lilly in the initial phases of [***] of the Natural Product extracts called [***]. The testing of these samples may occur after the Final Comprehensive Report has been. sent to Lilly, but in no event any later than six (6) months after receipt by Lilly of the Final Comprehensive Report.

C.       Section 2.1.

         The parties hereby amend Section 2.1 in its entirety to read as follows:

      Section 2.1. Commencement and Reasonable Efforts. Upon execution of this Agreement, Lilly and Scriptgen shall commence work on the Project that is generally described in the Project Plan. Both parties will carry out their respective roles and use reasonable efforts in conducting work on the Project in order to achieve the research contemplated in this Agreement. Except as the parties may otherwise agree in writing or as otherwise

Ms. Karen Hamlin
October 8, 1997
Page 4

provided in this Agreement, Scriptgen shall use its reasonably commercial efforts to complete the Project with respect to the Initial Target Proteins within [***] after it receives the Initial Target Proteins. The parties hereby acknowledge that the time period outlined in the preceding sentence may need to be extended as may be applicable depending upon the number of Initial Target Proteins that are substituted under Section 1.21 of this Agreement.

D.       Section 2.6.

         The parties hereby amend Section 2.6 in its entirety to read as follows:

      Section 2.6 Additional Target Proteins. In the event that Proof of Principle is achieved (either (a) or (b) as defined in Section 1.25) and Lilly has received the Final Comprehensive Report for the last Initial Target Protein within at least nintey (90) days after the expiration of the timeline set forth in the last sentence of Section 2.1 of this Agreement (provided that such period shall be extended to the extent that any delay beyond such period was caused by Lilly), Lilly and Scriptgen hereby agree to expand the Project to include two (2) additional Target Proteins for ATLAS Screening (the "Additional Target Proteins") under exactly the same terms as are applicable to the Initial Target Proteins under this Agreement except that:
(a) the Research Fee described in Section 3.1 shall be [***] for both of the Additional Target Proteins as opposed to the [***] Research Fee that applies to the Initial Target Proteins; (b) the first installment payment of such Research Fee under Section 3.2 hereof, for the Additional Target Proteins shall be paid within [***] as opposed to thirty (30) days after the execution of this Agreement; (c) the original terms set forth in Section 1.22, 1.23 and
2.1 of the Agreement shall continue to be applicable with respect to the Additional Target Proteins as opposed to the amended versions of Section 1.22, 1.23 and 2.1 as described in this Amendment unless Lilly elects, at its sole discretion, to exercise its Additional Compound Option (as defined below in this Section 2.6); and (d) Section 3.4 of this Amendment shall not be applicable with respect to the Additional Target Proteins unless Lilly elects, at its sole discretion, to exercise its Additional Compound Option (as defined below in this Section 2.6) For avoidance of any doubt the second installment payment of the Research Fee shall be paid within [***] with respect to the Additional Target Proteins.

Ms. Karen Hamlin
October 8, 1997
Page 5

Lilly may, at its sole discretion, elect to increase the compounds screened against the Additional Target Proteins pursuant to the same terms that apply to the Initial Target Proteins as described in Sections 1.22, 1.23, 2.1 and
3.4 of this Amendment except that the first payment installment under Section
3.4 with respect to the Additional Target Proteins shall be within ten (10) days of Lilly exercising the Additional Compound Option as opposed to ten
(10) days within execution of this Amendment ("Additional Compound Option"). In order for Lilly to elect to exercise its Additional Compound Option, Lilly shall provide Scriptgen with written notice of the same prior to the commencement of Project Phase III with respect to the Additional Target Proteins.

E.       Section 3.4.

         The parties hereby amend the Agreement to add the following Section
3.4:

      In consideration for the additional screening services and use of Scriptgen Compounds for Project purposes as described herein, Lilly hereby agrees to pay Scriptgen [***] in two (2) equal installments. The first payment shall be made within ten (10) days of execution of this Amendment. The second payment shall be made within thirty (30) days after Lilly's receipt of the Final Comprehensive Report.

F. Effect of Amendment. Except for the foregoing set forth in this letter amendment, the rights and obligations of the parties under the Agreement shall remain unaltered.

Ms. Karen Hamlin
October 8, 1997
Page 6

To acknowledge Scriptgen's acceptance of the agreed terms as described herein, please sign in the space provided below, and return a signed copy of this letter to David P. Trummel.

                                         Very truly yours,


                                         /s/ August M. Watanabe
                                         ----------------------
                                         August M. Watanabe
                                         Executive Vice President

aw

cc.      Dr. A. J. Weinstein
         Mr. Rajiv Gulati
         Mr. D. P. Trummel

ACCEPTED AND AGREED:

SCRIPTGEN PHARMACEUTICALS, INC


    By /s/ Karen Hamlin
      ----------------------
      Karen Hamlin
      Senior Director of Operations

    Date  October 14, 1997
          ----------------

                                    AGREEMENT

      This Agreement (the "Agreement") effective as of the last date of signature hereto, (the "Effective Date") is entered into by and between Eli Lilly And Company, an Indiana Corporation having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285 (collectively with its Affiliates "Lilly") and Scriptgen Pharmaceuticals Inc., a Delaware Corporation, having its principal place of business at 200 Boston Avenue, Medford MA 02155 ("Scriptgen"), agree as follows:

                                    Recitals

      1. Lilly is in the business of developing, manufacturing and marketing pharmaceutical and veterinary agents.

      2. Scriptgen is in business of, among other things, discovering and developing pharmaceutical agents and conducting scientific research on proteins utilizing screens developed through ATLAS Screening.

      3. Lilly is interested in funding and collaborating with Scriptgen on a research project to be carried out by Scriptgen involving certain target proteins of Lilly and two (2) screens developed by Scriptgen.

      4. Scriptgen is willing to undertake such research project aimed at, among other things, identifying and validating [***] drug candidates in the [***] areas.

      NOW, THEREFORE, it is agreed by and between the parties

                                    Article I
                                   Definitions

      When used in this Agreement, each of the following terms shall have the meaning set forth in this Article. Defined terms may be used in the singular or plural form.

      Section 1.1. "Additional Target Protein" shall have the meaning as set forth in Section 2.6 of this Agreement.

      Section 1.2. "Affiliate" means (a) any corporation or business entity of which Lilly, at the time in question, directly or indirectly owns or controls fifty percent (50%) or more of the stock having the right to vote for directors thereof or otherwise controls the management of the corporation or business entity, or (b) any corporation, individual or business entity which now or hereafter directly or indirectly owns or controls fifty percent (50%) or more of the stock of Lilly having the right to vote for directors thereof or otherwise controls the management of Lilly, or (c) any corporation, individual or business entity which now or hereafter is under common control with Lilly.

      SECTION 1.3, "ATLAS Screening" (Any Target Ligand Affinity Screen) means the process used to develop a screen utilizing Scriptgen's patented proprietary high throughput screening technology which enables efficient screening of a large library of compounds for binding affinity to a particular protein of interest. ATLAS Screening is more fully described in the attached Exhibit B, incorporated herein by reference. "ATLAS Screen" means a screen developed through ATLAS Screening.

      SECTION 1.4. "Confidential Information" means all non-public information, data and materials, including, without limitation, proprietary information and materials (whether or not patentable) regarding a party's technology, products, business information or objectives.

      SECTION 1.5. "Field" shall mean discovery of compounds for the development of [***].

      SECTION 1.6. "Final Comprehensive Report" shall have the meaning as set forth in Section 4.1 of this Agreement.

      SECTION 1.7. "Initial Target Proteins" shall mean the first two (2) Target Proteins, or substitutes thereof, provided by Lilly to Scriptgen for the Project.

      SECTION 1.8. "Know-How" means all unpatented and unpatentable information, data or materials, including without limitation: instructions; processes; formulae; biological materials; and chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information related to compounds, Target Proteins, Successful Compounds and other similar or related items within the scope of the Project. Know-How does not include rights to ATLAS Screening.

      SECTION 1.9. "Lilly Compound means those compounds, Target Proteins and Natural Products furnished by Lilly for Project purposes as described under this Agreement.

      SECTION 1.10. "Lilly Patent Right(s)" means a Patent Right(s) owned or controlled by Lilly.

      SECTION 1.11. "Major Markets" shall mean the United States, United Kingdom, Germany, France, Italy and Japan.

      SECTION 1.12. "Natural Products" means natural product extracts.

      SECTION 1.13. "Net Sales" means, with respect to a Product, the gross amount invoiced by Lilly or a Lilly Affiliate or sublicensee to unrelated third parties for the Product, in the territory, less:

      [***]

      SECTION 1.14. "Patent Right(s)" means a patent or patent application and all divisions, continuations, continuations-in-part, reissues, extensions, Supplementary Protection Certificates, foreign counterparts thereof, and any similar intellectual property that is owned or controlled by Scriptgen or by Lilly, at least one claim of which covers the making, using or selling of a Successful Compound or Product, or methods, assays, or substances useful in discovering the Successful Compound or Product. For avoidance of any doubt, "Patent Right(s)" does not include rights related to Atlas Screening.

      SECTION 1.15. "Phase II Clinical Trials" means human clinical trials conducted in patients to establish proof of concept in the particular indication tested and clinical trials conducted in patients to achieve a statistically significant indication of efficacy in the particular indication tested, as well as to obtain some indication of the dosage regimen required.

      SECTION 1.16. "Phase III Clinical Trials" means large scale human clinical trials conducted in patients to establish Product efficacy in the particular indication tested and required to obtain Product registration with health regulatory authorities.

      SECTION 1.17. "Product" means any pharmaceutical composition comprising of a Successful Compound for use as a human therapeutic in the Field.

      SECTION 1.18. "Product Decision" means a decision made [***]

      SECTION 1.19. "Project" means the research program to be conducted by Scriptgen in connection with this Agreement. The Project is described more fully in the Project Plan attached hereto as Exhibit A, and incorporated by reference.

      SECTION 1.20."Project IP-Rights" means (1) Patent Rights, (2) Know-How and (3) patentable and unpatentable, information and inventions conceived in the course of and within the scope of the Project and, in the case of patentable inventions, are reduced to practice within the course of the Project or within twelve (12) months after its expiration or termination. For avoidance of any doubt, "Project IP-Rights" does not include rights related to Atlas Screening.

      SECTION 1.21. "Project Phase I" means the phase of the Project which involves preliminary characterization for assay configuration for each Initial Target Protein. Except as the parties may otherwise agree, during this phase, Lilly will provide Scriptgen approximately [***] of each Initial Target Proteins from which Scriptgen shall determine the technical requirements for ATLAS Screening of each Initial Target Protein by characterizing the unfolding of each Initial Target Protein. In the event that an Initial Target Protein's unfolding behavior is such that it is not amenable to Atlas Screening, Lilly will be allowed up to [***] for each of the Initial Target Proteins at [***] until such Initial Target Proteins are amenable to Atlas Screening. If Lilly so desires, it may substitute Initial Target Proteins in excess of the [***] described in the preceding sentence, provided that it pays an additional fee of [***] to Scriptgen for each substitution that exceeds [***] Initial Target Protein substitution. This phase will take [***]. Scriptgen will configure the necessary assays for each of the Initial Target Proteins received from Lilly simultaneously, provided that Scriptgen receives each of the Initial Target Proteins from Lilly on or about the same time. Project Phase I is more fully described in the Project Plan. In the event Lilly substitutes Initial Target Protein as specified above, this phase will take an additional [***] or [***] to complete for each Initial Target Protein substituted.

      SECTION 1.22. "Project Phase II" means the phase of the Project that follows Project Phase I which utilizes ATLAS Screening to establish the optimal conditions for the specific high throughput screen for each Initial Target Protein. This phase will result in the assay being fully validated and standard deviations established for a sub set of compounds and controls.
Assay sensitivity will also be established, during this phase, so as to determine the Initial Target Protein requirements for the screening. At Lilly's option and upon its request, up to [***] will be provided for Project purposes including validation, [***]. If Scriptgen Compounds are requested by Lilly for Project purposes above the [***] limitation described above, Lilly will be charged a fee of [***]. In the event Lilly requests the use of Scriptgen Compounds for Project purposes as described above, Lilly may select such Scriptgen Compounds from any such Scriptgen Compounds within the Scriptgen Library and, furthermore, shall have a reasonable opportunity to review and screen such Scriptgen Compounds prior to such selection, although Lilly win use its best efforts to complete the selection process within [***]. Except as otherwise provided for in this Agreement, such selection process shall be [***] to Lilly provided Lilly selects Scriptgen Compounds on a plate by plate basis (each plate contains [***]). In the event, Lilly desires to select Scriptgen Compounds not on a plate by plate basis, [***]. At the commencement of this phase, Lilly will provide to Scriptgen, approximately [***] of each Initial Target Protein or as otherwise mutually agreed to by the parties. [***] to complete provided antibodies are furnished by Lilly. In the event antibodies are not furnished by Lilly, this phase will take approximately [***]. For avoidance of any doubt, if Lilly does not furnish the antibodies necessary for the Project or portions thereof, Scriptgen shall bear the ultimate responsibility and obligation for furnishing the antibodies necessary for the Project at its sole expense. Project Phase II is more fully described in the Project Plan.

      SECTION 1.23. "Project Phase III" means the phase of the Project that follows Project Phase II and involves running the ATLAS Screens for each of the Initial Target Proteins using [***] compounds for each Initial Target Protein. At Lilly's option as describe in Section 1.22 above, the compounds and/or Natural Products will be furnished by either Lilly or the Scriptgen Library or as the parties may otherwise mutually agree. At the commencement of this phase, Lilly will provide to Scriptgen, approximately [***] of each Initial Target Protein or as otherwise mutually agreed to by the parties. During this phase, Scriptgen will [***] for each compound, and determine an [***]. Scriptgen estimates that this phase will take [***]. Project Phase III is more fully described in the Project Plan.

      In addition, Scriptgen will use the Atlas assay to evaluate [***] supplied by Lilly for up to [***]. These samples will be produced at Lilly in the initial phases of fractionation and purification of the Natural Product extracts called novelty and fingerprint determination. The testing of these samples may occur after the Final Comprehensive Report has been sent to Lilly, but in no event any later than six (6) months after receipt by Lilly of the Final Comprehensive Report.

      SECTION 1.24. "Project Plan" means the written plan attached hereto as Exhibit A and incorporated by reference.

      SECTION 1.25. "Proof of Principle" means that ATLAS Screening is deemed successful with respect to the Initial Target Proteins because either: [***]

      SECTION 1.26. "PTAC" means the point in Lilly's development program
[***]

      SECTION 1.27. "Scriptgen Compound" shall mean a compound or Natural Product furnished by Scriptgen from its Scriptgen Library for Project purposes as described under this Agreement.

      SECTION 1.28. "Scriptgen FTEs" means a full time equivalent scientific person week or a total of [***] of scientific work on or directly related to the Project, carried out by a Scriptgen employee, having at least [***].

      SECTION 1.29. "Scriptgen Library" means a library of approximately 250,000 compounds and 15,000 Natural Products owned and controlled by Scriptgen.

      SECTION 1.30. "Scriptgen Patent Right" means a Patent Right owned or controlled by Scriptgen.

      SECTION 1.3 1. "Successful Compound" means any compound and/or Natural Product screened for Lilly by Scriptgen which is identified by Scriptgen through ATLAS Screening or otherwise within the scope of the Project and determined by Lilly as a potential pharmaceutical drug candidate.

      SECTION 1.32. "Target Protein" means a purified target protein furnished to Scriptgen by Lilly for purposes of Project research as contemplated in this Agreement.

      SECTION 1.33. "Valid Claims" means (a) any claim(s) pending in a patent application or in an unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer, or (b) a claim of a pending patent application which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application. If in any country there should be two or more such decisions conflicting with respect to the validity of the same claim, the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal rank, then the decision or decisions upholding the claim shall prevail when the decisions are equal in number, and the majority of decisions shall prevail when the conflicting decisions are unequal in number.

                                   ARTICLE II
                   STAFFING, PLANNING AND EXECUTION OF PROJECT

      SECTION 2.1. COMMENCEMENT AND REASONABLE EFFORTS. Upon execution of this Agreement, Lilly and Scriptgen shall commence work on the Project that is generally described in the Project Plan. Both parties will carry out their respective roles and use reasonable efforts in conducting work on the Project in order to achieve the research contemplated in this Agreement. Except as the parties may otherwise agree in writing or as otherwise provided in this Agreement, Scriptgen shall use its reasonably commercial efforts to complete the Project with respect to the Initial Target Proteins within 28 to 34 weeks after it receives the Initial Target Proteins. The parties hereby acknowledge that the time period outlined in the preceding sentence may need to be extended as may be applicable depending upon the number of Initial Target Proteins that are substituted under Section 1.21 of this Agreement.

      SECTION 2.2. SCRIPTGEN EFFORT ON THE PROJECT. Except as the parties may otherwise agree, for each Initial Target Protein provided by Lilly to Scriptgen in accordance with the Project Plan, Scriptgen shall, subject to increases caused by the substitution of Initial Target Proteins as described in Section 1.21, devote at least [***] to the Project distributed by project phase as follows:

      (a) Project Phase I     [***]
      (b) Project Phase II    [***]
      (c) Project Phase III   [***]

      Upon a reasonable request by Lilly that a specific scientist be assigned to the Project as part of the Scriptgen FTE's, Scriptgen will use reasonable efforts to assign such person to the project for at least [***]. The names of the Scriptgen employees who are initially scheduled to work on the Project are set forth in Exhibit C.

      SECTION 2.3. CONDUCT OF STUDIES. All work done in connection with the Project shall be carried out in compliance with any federal, state, or local laws, regulations, or guidelines governing the conduct of research at the site where such work is being conducted. In addition, any laboratory animals covered by this Agreement shall be provided humane care and treatment in accordance with the most acceptable current veterinary practices.

      SECTION 2.4. TREATMENT OF CHEMICAL AND BIOLOGICAL MATERIALS. Each party agrees that it will not permit any third party to observe or have access to the other party's chemical or biological materials unless a duly authorized representative of the other party agrees in writing.

      SECTION 2.5. SAFETY CONCERNS. Each party agrees to provide the other with handling instructions, including all safety information known to such party relating to chemical and biological material.

      SECTION 2.6. ADDITIONAL TARGET PROTEINS. In the event that Proof of Principle is achieved (either (a) or (b) as defined in Section 1.25) and Lilly has received the Final Comprehensive Report for the last Initial Target Protein within at least ninety (90) days after the expiration of the timeline set forth in the last sentence of Section 2.1 of this Agreement (provided that such period shall be extended to the extent that any delay beyond such period was caused by Lilly), Lilly and Scriptgen hereby agree to expand the Project to include two (2) additional Target Proteins for ATLAS Screening (the "Additional Target Proteins") under exactly the same terms as are applicable to the Target Proteins under this Agreement except that: (a) the Research Fee described in Section 3.1 shall be [***] for both of the Additional Target Proteins as opposed to the [***] Research Fee that applies to the Initial Target Proteins; and (b) the first installment payment of such Research Fee under Section 3.2 hereof, for the Additional Target Proteins shall be paid within thirty (30) days of Lilly's receipt of the Final Comprehensive Report for the last Initial Target Protein as opposed to thirty
(30) days after the execution of this Agreement. For avoidance of any doubt the second installment payment of the Research Fee shall be paid within thirty (30) days after Lilly's receipt of the Final Comprehensive Report with respect to the Additional Target Proteins.

      SECTION 2.7. CONSULTATION AND VISITATION. From time to time Lilly personnel, may consult with Scriptgen personnel regarding matters relevant to the Project and may also at reasonable times and upon reasonable prior notice visit the facilities being used for the Project to permit observation of procedures being employed.

                                   ARTICLE III
                               FUNDING OF PROJECT

      SECTION 3.1. AMOUNT OF RESEARCH FEE. In consideration for the research to be conducted by Scriptgen as contemplated in this Agreement, Lilly shall pay Scriptgen a research fee in the amount of [***] (the "Research Fee").

      Section 3.2. Manner of Payments. The Research Fee shall be in U.S. Dollars and payable in [***]. The first payment shall be made within thirty (30) days of execution of this Agreement. The second payment shall be made within thirty (30) days after Lilly's receipt of the Final Comprehensive Report.

      SECTION 3.3. ACCOUNTING. Scriptgen shall maintain complete records of all monies Lilly pays to Scriptgen for research under the Project and shall, within sixty (60) days after the end of the calendar year during the Project and at the end of the Project, provide Lilly with a report, stating: a) the dollar amount of funds Lilly supplied for that year; b) the research activities conducted during the year which account for such support, using Scriptgen's standard project accounting procedures; and c) any supporting details as are reasonably required by Lilly. To the extent permitted by law, Lilly shall be entitled to any tax credits due on account of research and development expenses for the funds paid by Lilly.

                                   ARTICLE IV
                               RESULTS OF PROJECT

      SECTION 4.1. RESULTS AND REPORTS. Scriptgen shall provide to Lilly written bi-monthly reports which describes the results and progress of the Project. Upon completion of the Project or termination of this Agreement, Scriptgen shall promptly provide Lilly with a comprehensive written final report describing the results of the Project with respect to each Target Protein including, but not limited to, an [***] for all Successful Compounds (the "Final Comprehensive Report"). A Final Comprehensive Report shall not be complete unless, to the extent commercially reasonably possible, the structures of Scriptgen Compounds that are Successful Compounds are revealed and confirmed in such report and, in any event, notwithstanding Scriptgen's commercially reasonable efforts, if Scriptgen Compounds are the only Successful Compounds identified in the Project, at least the structure of one such compound must be revealed and confirmed in such report (Scriptgen shall have the primary responsibility for identifying the structure of such compounds, however, Lilly hereby agrees to provide reasonable assistance to Scriptgen with respect to identifying the structure of such compounds). Furthermore, Scriptgen shall use its best efforts to provide Lilly with reference samples [***] of all Successful Compounds that were not furnished by Lilly for purposes of the Project. These reference samples shall be provided to Lilly in sufficient quantity so as to enable Lilly to reasonably replicate such Successful Compounds for development and other purposes as it may deem appropriate. Scriptgen shall also reasonably cooperate with Lilly in transferring Scriptgen's Know-how and other information related to the Successful Compounds to the extent provided in Article V and subject to the provisions of Article VIII.

      SECTION 4.2. OWNERSHIP. Subject to the licenses granted hereunder, an Project IP-Rights shall be owned by the inventor of such patentable invention, such inventorship, to be determined by the laws of inventorship, under the United States. However, notwithstanding the foregoing, any Project IP-Rights related to Lilly Compounds shall be owned by Lilly and Scriptgen shall assign any and all interests that it may have in such Project IP-Rights to Lilly. Scriptgen shall execute such documents and perform such acts as may be reasonably necessary to convey any interest that it may have in Project IP-Rights related to Lilly Compounds.

      SECTION 4.3. JOINTLY OWNED PATENTABLE INVENTIONS. Except for Project IP-Rights related to Lilly Compounds as described in Section 4.2, if any Project IP-Rights are determined under Section 4.2, to be jointly invented by Lilly and Scriptgen ("Joint Inventions"), Lilly and Scriptgen shall jointly own such invention and shall discuss that Joint Invention and the desirability of filing a United States patent application covering the invention, as well as any foreign counterparts. If no decision is made regarding whether to file and prosecute the application covering such Joint Invention, Lilly shall make the decision. Such patent applications (including filing, prosecution and maintenance thereof) shall be handled by a third party mutually acceptable to both parties (such mutual acceptance shall not be unreasonably withheld).

      SECTION 4.4. SCRIPTGEN COMPOUND INVENTIONS. Except for IP-Rights related to Lilly Compounds as described in Section 4.2, if any Project IP-Rights are determined under Section 4.2, to be solely invented by Scriptgen and are related to a Scriptgen Compound ("Scriptgen Compound Invention"), Scriptgen shall own such invention and Lilly and Scriptgen shall discuss that Scriptgen Compound Invention and the desirability of filing a United States patent application covering the invention, as well as any foreign counterparts. If no decision is made regarding whether to file and prosecute the application covering such Scriptgen Compound Invention, Scriptgen shall make the decision. Such patent applications (including filing, prosecution and maintenance thereof) shall be handled by a third party mutually acceptable to both parties (such mutual acceptance shall not be unreasonably withheld).

      SECTION 4.5. REVIEW AND COMMENT. In connection with any Joint Inventions or Scriptgen Compound Inventions, each party shall provide the other party with a copy of any patent application which first discloses any specific invention within the scope of the Project or other relevant Project IP-Rights and information prior to first filing the first of such applications in any jurisdiction, if possible, for review and comment by each party, or its respective designees, Each party and designees thereof shall maintain any such patent application in confidence pursuant to Article VIII.

      SECTION 4.6. NOTICE OF DECISION If a party decides not to file, prosecute or maintain an application or patent (including the prosecution of any interference proceedings with respect thereto) with respect to a Joint Invention or Scriptgen Compound Invention (the "Non-Prosecuting Party"), in any country, it shall give the other party reasonable notice to this effect. After such notice, the other party shall have the sole discretion to file or maintain the application or patent with respect to such Joint Invention or Scriptgen Compound Invention. If such other party elects to file or maintain such application or patent, the Non-Prosecuting Party shall assign any and all ownership rights in such invention to such other party. Furthermore, the Non-Prosecuting Party shall execute such documents and perform such acts as may be reasonably necessary to convey such ownership rights and for the other party to continue prosecution or maintenance of any intellectual property rights related thereto.

      SECTION 4.7. THIRD PARTY INFRINGEMENT Scriptgen and Lilly each agrees to take reasonable actions to protect Know-How from unauthorized use, when, from its own knowledge or upon notice by the other party, the party with knowledge or receiving notice becomes aware of the reasonable probability that such unauthorized use exists.

      SECTION 4.8. COOPERATION If within sixty (60) days of becoming aware of the reasonable probability of an interference or infringement of Project IP-Rights with respect to a Joint Invention or Scriptgen Compound Invention, the owner (or one of the joint-owners) refuses to institute an infringement suit or take other appropriate action (the "Non-Action Party") that the other party feels is reasonably required to protect the Project IP-Rights, the other party shall have the right at its sole discretion to institute such suit or other appropriate action in the name of either or both parties. In such event, the Non-Action Party shall cooperate with the other party to the extent reasonably possible.

      SECTION 4.9. NOTICE OF CERTIFICATION Scriptgen and Lilly each shall immediately give notice to the other of any certification filed under the U.S. "Drug Price Competition and Patent Term Restoration Act of 1984" claiming that Project IP-Rights (or any portion thereof) are invalid or that any infringement will not arise from the manufacture, use or sale of any product that is competitive with a Product within the scope of this Agreement by a third party. If Lilly decides not to bring infringement proceedings against the entity making such a certification, Lilly shall give notice to Scriptgen of its decision not to bring suit within sixty (60) days after receipt of notice of such certification. Scriptgen may then, but is not required to, bring suit against the party that filed the certification. Any suit by Lilly or Scriptgen shall either be in the name of Lilly or in the name of Scriptgen, or jointly by Lilly and Scriptgen, as may be required by law. For this purpose, the party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the party bringing suit. Notwithstanding the foregoing, this Section 4.9 shall not apply to matters regarding Lilly Compounds or Atlas Screening and/or the intellectual property rights related thereto.

      SECTION 4.10. COSTS AND EXPENSES Lilly shall bear costs of filing, prosecuting, maintaining and extending any Lilly Patent Rights and Scriptgen shall bear the costs of filing, prosecuting, maintaining and extending any Scriptgen Patent Rights. Lilly and Scriptgen shall equally bear the cost of filing, prosecuting, maintaining and extending any Project IP-Rights related to Joint Inventions.

      SECTION 4.11. NOTICE OF INFRINGEMENT If the activities of either party in connection with the Project or as the result of making, using or selling a Product result in a claim of patent infringement or other violation of the intellectual property rights of any third party, the party to this Agreement first having notice of that claim shall promptly notify the other party in writing. The notice shall set forth the facts of the claim in reasonable detail. Except as otherwise provided herein, Lilly shall have the primary right, in its sole discretion, to defend against said claim (whether or not it arises as a counterclaim in any infringement action commenced by Scriptgen hereunder) and to prosecute any counterclaims, or any other claims that may arise in connection with such litigation. Scriptgen shall cooperate with Lilly in such defense and prosecution and shall have the right to be represented by counsel of its own choice. If Lilly shall fail to diligently commence and continue defense against such claim (or prosecution of any claim or counterclaim), Scriptgen may assume the primary right for such defense or prosecution, and Lilly shall cooperate with Scriptgen and shall have the right to be represented by counsel of its own choice. Notwithstanding the foregoing, if the claim involves an allegation of a violation of the trade secret rights of a third party, the party accused of such violation shall have the obligation to defend against such claim and shall indemnify the other party against all costs associated with such claim. Furthermore, notwithstanding the foregoing, this Section 4.11 shall not apply to matters regarding Lilly Compounds or Atlas Screening and/or the intellectual property rights related thereto.

      SECTION 4.12. LITIGATION EXPENSES Each party shall assume and pay all of its own out-of-pocket costs incurred in connection with an litigation described in this Article IV, including without limitation, the fees and expenses of that party's counsel.

      SECTION 4.13. SETTLEMENT APPROVAL Neither party shall settle any such proceeding described in this Article IV without the approval of the other party, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, this Section 4.13 shall not apply to matters regarding Lilly Compounds or Atlas Screening and/or the intellectual property rights related thereto.

      SECTION 4.14. RECOVERY Any recovery obtained by any party as a result of any proceeding directly related to a Product (or a Successful Compound within the Field) during the term that royalties are paid to Scriptgen hereunder, by settlement or otherwise, shall be applied in the following order of priority:

      (a) first, to reimburse each party for all litigation costs in connection with such proceeding paid by that party under Section
            4.13 and not otherwise recovered; and

      (b)   second, [***]

      SECTION 4.15. PATENT TERM EXTENSIONS The parties shall cooperate with each other in gaining patent term extension wherever applicable to Project IP-Rights covering Successful Compounds or Products. Lilly shall determine which patents shall be extended. All filings for such extension shall be made by Lilly provided, however, that in the event that Lilly elects not to file for an extension, Lilly shall (i) inform Scriptgen of its intention not to file and (ii) grant Scriptgen the right to file for such extension.

                                    ARTICLE V
                                     LICENSE

      Subject to Section 6.9 of this Agreement, Scriptgen hereby grants to Lilly a perpetual, exclusive (even as to Scriptgen), worldwide, non-cancelable license, with the right to grant sublicenses, under Scriptgen's interests in Project IP-Rights for all purposes including, but not limited to, to make, have made, use, have used, import, offer for sale, and have sold any Successful Compound and/or Product for any and all purposes subject to Scriptgen retaining the rights to its ATLAS Screening technology and retaining any rights that it may have outside the Field with respect to Scriptgen Compounds as described in Section 6.9 of this Agreement.

                                   ARTICLE VI
                                COMMERCIAL TERMS

      section 6.1. Milestones. As consideration for the licenses granted hereunder, Lilly shall pay to Scriptgen within forty-five (45) days of the occurrence of a milestone event the following milestone payments [***]

      *Notwithstanding the foregoing, [***]

      Regardless of the number of indications or products that may be developed by Lilly under this Agreement, [***]. In other words, [***]. Furthermore, any milestone payment made under this Section 6.1 shall [***] of this Agreement. For avoidance of any doubt, Lilly shall [***] of this Agreement.

      SECTION 6.2. ROYALTY PAYMENTS TO SCRIPTGEN ON PRODUCTS. As additional consideration for the licenses granted hereunder, except as otherwise provided in this Agreement, Lilly shall pay to Scriptgen a royalty equal to [***] of the Net Sales of Products. Royalties shall be reported and paid quarterly in accordance with Section 6.4 of this Agreement.

      SECTION 6.3. TERM OF ROYALTY PAYMENTS BY LILLY. Royalties under Section
6.2 shall be paid on a country-by-country basis from the date of the first commercial sale of each Product in a particular country [***].

      SECTION 6.4. ROYALTY PAYMENT AND REPORTS. Royalty payments under this Agreement shall be made to Scriptgen within ninety (90) days following the end of each calendar quarter for which royalties are due. Each royalty payment shall be accompanied by a statement summarizing the Net Sales and royalty by United States and outside the United States showing: (i) the Net Sales of the Products sold by Lilly, its Affiliates, and its sublicensees during the reporting period; (ii) the royalty due thereon; and (iii) withholding taxes, if any, required by law to be deducted in respect of such royalties. If no royalty is due for any royalty period hereunder, Lilly shall so report. Lilly shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

      SECTION 6.5. TAXES. Any and all taxes levied on account of royalties accruing under this Article shall be paid by Scriptgen. If Lilly is required by the United States government or other authorities to withhold any tax on the amounts payable by Lilly to Scriptgen under this Agreement, Lilly shall be allowed to do so, and shall in such case remit royalty payments to Scriptgen net of such withheld amount, provided that Lilly furnishes Scriptgen with proof of payment annually within ninety (90) days following December 31 of each year in order that Scriptgen may use the withholding tax paid as a tax credit.

      SECTION 6.6. EXCHANGE RATES All payments to be made by Lilly to Scriptgen under this Agreement shall be made in United States dollars. In the case of sales outside the United States by Lilly, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due Scriptgen shall be made using Lilly's then current standard exchange rate methodology, which methodology shall be in conformity with generally accepted accounting principles.

      SECTION 6.7. AUDITS. Upon the written request of Scriptgen, Lilly shall permit an independent public accountant selected by Scriptgen and acceptable to Lilly, which acceptance shall not be unreasonably withheld or delayed, to have access during normal business hours to such records of Lilly as may be reasonably necessary to verify the accuracy of the royalty reports described herein, in respect of any fiscal year ending not more than thirty-six (36) months prior to the date of such request. All such verifications shall be conducted at Scriptgen's expense and not more than once in each calendar year. In the event such Scriptgen representative concludes that additional royalties were owed to Scriptgen during such period, the additional royalty shall be paid by Lilly within thirty (30) days of the date Scriptgen delivers to Lilly such representative's written report so concluding unless Lilly objects thereto, specifying in writing the basis for its objection in reasonable detail. The fees charged by such representative shall be paid by Scriptgen unless the audit discloses that the royalties payable by Lilly for the audited period are incorrect by more than [***], in which case Lilly shall pay the reasonable fees and expenses charged by such representative. Scriptgen agrees that all information subject to review under this Section
6.7 is confidential and that is representative shall only disclose to Scriptgen the royalty amount determined from such audit and that Scriptgen shall cause its representative to retain all such information in confidence.

      SECTION 6.8. INTEREST ON LATE PAYMENTS. Any payments by Lilly to
Scriptgen that are not paid on or before the fifth day after the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, [***] above the Prime Rate of interest declared from time to time by The First National Bank of Boston in Boston, Massachusetts, calculated on the number of days payment is delinquent. The right to receive interest shall be in addition to any other rights and remedies of Scriptgen.

      [***]

                                   ARTICLE VII
                                     SAMPLES

      SECTION 7.1. SUPPLY OF SAMPLES AND OTHER COMPOUNDS. Lilly shall retain ownership in any Initial Target Proteins, compounds, Natural Product and similar items (or portions thereof) that it supplies to Scriptgen under this Agreement whether contained in cassettes form or otherwise (the "Samples"). Unless otherwise agreed by the parties in writing, the Samples shall be supplied blinded.

      SECTION 7.2. SAMPLE MAINTENANCE AND STRUCTURE DETERMINATION. Scriptgen hereby agrees that it (i) [***] (ii) will, upon Lilly's request, return or dispose of unused Samples; (iii) will not [***] except as contemplated under this Agreement; (iv) will not attempt to determine the structures of the Samples; and (v) will not attempt to replicate the Samples without Lilly's prior written permission. Scriptgen, further, agrees that Lilly shall have the ability to [***] under this Section 7.2 at such times and intervals as is reasonably convenient to both parties.

                                  ARTICLE VIII
                         CONFIDENTIALITY AND PUBLICATION

      SECTION 8.1. CONFIDENTIALITY. Except as otherwise provided in writing by the parties, both parties shall use their best efforts to retain in confidence and not use, except as provided in this Agreement, all information relating to the Project. Such information may, however, be disclosed insofar as such disclosure is necessary (where possible, with adequate safeguards for confidentiality) to allow either party to institute or defend against litigation with a third-party, to file and prosecute patent applications or to comply with governmental regulations, provided neither party shall use the other party's information in any patent application without written approval from the other party.

      This obligation of confidentiality and non-use shall not apply to information which (i) is in the public domain, (ii) comes into the public domain through no fault of the receiving party, (iii) was known by the receiving party prior to disclosure under this Agreement or under the prior confidentiality agreement between Lilly and Scriptgen, (iv) is disclosed to the receiving party without an obligation of confidentiality by a third party having a lawful right to make the disclosure, or (v) is disclosed under the provisions of Section 8.2 of this Agreement.

      In furtherance of the objectives of the Project and with the approval of the parties, either party may disclose confidential information obtained or generated under this Agreement to a third party who has agreed in writing to be bound by the same or similar obligations of confidence set forth in this Section, provided the third party agrees not to use the confidential information without authorization from the party owning the information, except that such authorization shall not be required in connection with the exercise of the rights granted under any license granted under this Agreement.

      All obligations of confidentiality and non-use imposed upon the parties under this Agreement shall expire on the later of (i) the date [***]; or (ii) the expiration of all obligations to pay royalties under Section 6.3 of this Agreement.

      Lilly agrees to mark all Lilly Information provided to Scriptgen in documentary form as "Confidential". If such Lilly Information is provided to Scriptgen in oral form, Lilly shall thereafter summarize the disclosure in writing, mark it as "Confidential," and provide a copy to Scriptgen within thirty (30) days of the oral disclosure. In the same manner, Scriptgen agrees to mark all Scriptgen Information provided to Lilly in documentary form as "Confidential." If such Scriptgen Information is provided to Lilly in oral form, Scriptgen shall thereafter summarize the disclosure in writing, mark it "Confidential," and provide a copy to Lilly within thirty (30) days of the oral discussion.

      SECTION 8.2. PUBLICATIONS. Lilly and Scriptgen agree that, during the term of the Project and for [***] thereafter, neither party shall publish the results of studies carried out under this Agreement without the opportunity for prior review by the other party. During the term of the Project and for [***], each party agrees to provide the other party the opportunity to review any proposed abstracts or manuscripts which relate to the Project at least [***] prior to their intended submission for publication and agrees, upon request, not to submit such an abstract or manuscript for publication until the other party is given a reasonable period of time to secure patent protection for any material in such publication which it believes to be patentable. Upon request, confidential information of the non-disclosing party shall be removed from such proposed publication. Nothing contained in this Section shall prohibit the inclusion of information necessary for a patent application, provided the non-filing party is given a reasonable opportunity to review the information to be included. During the term of the Project and for [***] thereafter, the parties agree that all publications relating to the results of studies carried out under this Agreement shall be submitted for review and approval by each Party to ensure that, to the extent appropriate, scientific credit is given to researchers at both Lilly and Scriptgen.

                                   ARTICLE IX
                                 INDEMNIFICATION

      SECTION 9.1 INDEMNIFICATION BY LILLY. Lilly agrees to indemnify, defend and hold Scriptgen harmless from and against any losses, including product liability, which arise from any claim, lawsuit or other action by a third party arising out of the manufacture and sales of Products, the execution by Lilly of this Agreement, the performance or breach by Lilly of its warranties or obligations under this Agreement, or the negligence or willful misconduct of Lilly, its employees or its agents within the scope of this Agreement, except to the extent such losses result from (i) the breach by Scriptgen of its warranties or obligations hereunder or (ii) the negligence or willful misconduct of Scriptgen, its employees or its agents within the scope of this Agreement.

      SECTION 9.2 INDEMNIFICATION BY SCRIPTGEN. Scriptgen agrees to indemnify, defend and hold Lilly harmless from and against any losses which arise from any claim, lawsuit or other action by a third party arising out of the execution by Scriptgen of this Agreement, the performance or breach by Scriptgen of its warranties or obligations under this Agreement, or the negligence or willful misconduct of Scriptgen, its employees or its agents within the scope of this Agreement, except to the extent such losses result from (i) the breach by Lilly of its warranties or obligations hereunder or
(ii) the negligence or- willful misconduct of Lilly, its employees or its agents within the scope of this Agreement.

      SECTION 9.3 INDEMNIFICATION PROCEDURES. A party seeking indemnification pursuant to this Article shall notify, in writing, the other party within thirty (30) days of the assertion of any claim or discovery of any fact upon which the party intends to base a claim for indemnification. A party's failure to so notify the indemnifying party shall not, however, relieve such indemnifying party from any liability under this Agreement to the indemnified party with respect to such claim except to the extent that such indemnifying party is actually prejudiced by such failure. The party from whom indemnification is being sought, while reserving the right to contest its obligation to indemnify, shall be responsible for the defense of any claim, demand, lawsuit or other proceeding in connection with which the other party claims indemnification hereunder. The indemnified party shall have the right at its own expense to participate jointly with the indemnifying party in the defense of any such claim, demand, lawsuit or other proceeding, but with respect to any issue involved in such claim, demand, lawsuit or other proceeding with respect to which the indemnifying party has acknowledged its obligation to indemnify the other party hereunder, the indemnifying party shall have the sole right to select counsel, settle, try or otherwise dispose of or handle such claim, demand, lawsuit or other proceeding on such terms as the indemnifying party, in its sole discretion shall deem appropriate.

                                   ARTICLE X
                              DISPUTE RESOLUTION

      SECTION 10.1 GOOD FAITH NEGOTIATIONS. The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations between the following senior executives of the parties who have authority to settle the controversy (and who do not have direct responsibility for administration of this agreement):

      (i) For Lilly - Vice President of Infectious Diseases or similar position

      (ii) For Scriptgen - its Chief Executive Officer

      SECTION 10.2 NOTICE AND MEETING. The disputing party(ies) shall give the other party(ies) written notice of the dispute. Within ten (10) days after receipt of said notice, the receiving party(ies) shall submit to the other(s) a written response. The notice and response shall include (a) a statement of supporting its position, and (b) the name and title of the executive who will represent that party. The executives shall meet at a mutually acceptable time and place within ten (10) days of the date of the disputing party's notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute.

      SECTION 10.3 LITIGATION. If the matter has not been resolved within [***] of the disputing party's notice, or if the party receiving said notice will not meet within [***] either party may initiate litigation upon [***] written notice to the other party.

      SECTION 10.4 DEADLINES. All deadlines specified in this Article X may be extended by mutual agreement.

      SECTION 10.5 NON-EXCLUSIVE PROCEDURES. The procedures specified in this
Article X shall be non-exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement. Without limitation of the foregoing, any party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action, the parties will continue to participate in good faith in the procedures specified in this Article X. All applicable statutes of limitation shall be tolled while the procedures specified in this Article X are pending. The parties will take such action, if any, required to effectuate such tolling.

                                   ARTICLE XI
                              TERM AND TERMINATION

      SECTION 11.1. TERM. Except as otherwise provided for herein, this Agreement shall become effective as of the date hereof and shall remain in effect until the expiration of all obligations of Confidentiality under
Article VIII.

      SECTION 11.2. TERM AND EXTENSION OF PROJECT. Except as otherwise provided for herein, the Project term shall begin as of the date hereof and continue until completion of Project Phase III for each Initial Target Protein and Additional Target Protein and until Lilly has received the Final Comprehensive Report for each Initial Target Protein and Additional Target Protein.

      SECTION 11.3. TERMINATION FOR DEFAULT. If either party is in default of any of its material obligations under this Agreement and fails to remedy that default within ninety (90) days after the other party sends written notice of the default (thirty (30) days in the event of failure to pay monies when due) the party not in default may terminate the Project immediately by giving written notice of the termination. The termination date shall be the date of the notice of termination. If either party has materially defaulted and such default has not been cured as described herein, the licenses and royalty obligations hereunder shall survive; however, a termination under this
Section 11.3 is neither a waiver nor will it prejudice the non-defaulting party from seeking a legal or equitable remedy against the defaulting party for such material default.

      SECTION 11.4. TERMINATION DUE TO ASSIGNMENT. In the event Scriptgen assigns this Agreement, pursuant to Section 15.6, to an acquiring third-party which is a pharmaceutical or biotechnology company, Lilly may terminate the Project upon thirty (30) days notice without terminating the licenses (and associated royalty obligations) granted to Lilly under this Agreement.

      SECTION 11.5. RESIDUAL RIGHTS. Upon expiration or termination of this Agreement, except as provided herein to the contrary, all rights and obligations of the parties shall cease, except as follows:

      (a) Obligations to pay royalties and other sums accruing hereunder up to the date of termination;

      (b) The obligation (if any) to pay milestones as achieved and royalties with respect to Products;

      (c) All provisions regarding confidentiality shall continue in full force and effect;

      (d)   Obligations of defense and indemnity;

      (e) Obligations set forth in Article XV, but only with respect to those causes of action which accrued prior to such termination;

      (f) Any cause of action or claim of Scriptgen or Lilly accrued or to accrue because of any breach or default by the other party hereunder;

      (g)   All license and audit rights granted hereunder; and

      (h) All other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.

                                   ARTICLE XII
                             DISCLOSURE OF AGREEMENT

      SECTION 12.1. DISCLOSURE OF AGREEMENT. Except as provided below, neither Scriptgen nor Lilly shall release any information to any third party with respect to the existence and terms of this Agreement without the prior written consent of the other, which shall not be unreasonably withheld. This prohibition includes, but is not limited to, press releases, educational and scientific conferences, promotional materials, governmental filings, and discussions with lenders, investment bankers, public officials, and the media provided, however, that Scriptgen may disclose the existence of the Agreement to its lenders, investors and potential investors and the existence and terms of the Agreement to its attorneys and accountants on a confidential basis.

      SECTION 12.2. RELEASES REQUIRED BY LAW. If either party determines a release of further information is required by law or governmental regulation, it shall notify the other in writing at least thirty (30) days (or such shorter time where legally required) before the time of the proposed release. The notice shall include the exact text of the proposed release and the time and manner of the release.

      If requested, the party seeking to release information shall furnish to the other an opinion of counsel that the release of that information is required by law. At the other party's request, and before the release, the party desiring to release further information shall consult with the other party on the necessity for the disclosure and the text of the proposed further release. In no event shall a release include further information regarding the existence or terms of this Agreement that is not required by law or governmental regulation.

                                   ARTICLE XIII
                REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS


      SECTION 13.1. WARRANTY OF TITLE. Scriptgen hereby warrants that it has the unencumbered right to enter into this Agreement and to grant the license(s) contained herein. Lilly hereby warrants that it has the unencumbered right to enter into this Agreement and to perform its obligations hereunder.

      SECTION 13.2. WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, (A) NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, (B) NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY THAT EXERCISE OF THE RIGHTS GRANTED IN THIS AGREEMENT WILL NOT INFRINGE ANY THIRD PARTY PATENT OR OTHER PROPRIETARY RIGHT, AND (C) NEITHER PARTY ASSUMES ANY RESPONSIBILITIES WHATSOEVER WITH RESPECT TO PROJECT IP-RIGHTS.

      SECTION 13.3. LIMITATIONS. Nothing in this Agreement shall be construed as:

      (a) a warranty or representation by either party as to the validity or scope of any Project IP-Rights.

      (b) a warranty or representation that anything made, used, sold or otherwise disposed of under the rights granted in this Agreement is or will be free from infringement of a third-party patent or other proprietary right; or

      (c) conferring by implication, estoppel or otherwise any license or other right under any patents or technology of either party except as otherwise expressly provided in this Agreement.

                                   ARTICLE XIV
                              GOVERNMENTAL CONTROL

      SECTION 14.1. AUTHORITY. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America which may be imposed upon or related to Scriptgen or Lilly from time to time by the government of the United States of America.

                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS

      SECTION 15.1. NO AGENCY. It is understood and agreed that Scriptgen shall have the status of an independent contractor under this Agreement and that nothing in this Agreement shall be construed as authorization for either Lilly or Scriptgen to act as agent for the other.

      SECTION 15.2. FORCE MAJEURE. Both parties to the Agreement shall be excused from the performance of their obligations under this Agreement if such performance is prevented by Force Majeure and the nonperforming party promptly provides notice of the prevention to the other party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the nonperforming party takes reasonable efforts to remove the condition.

      For purposes of this Agreement, Force Majeure shall include, but not limited to, conditions beyond the control of the parties, including without limitation, an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

      SECTION 15.3. AMENDMENT. This Agreement may not be amended, supplemented, or otherwise modified except by an instrument in writing signed by both parties.

      SECTION 15.4. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid. Unless otherwise specified in writing, the mailing addresses of the parties shall be as described below.

For Scriptgen:                Scriptgen Pharmaceuticals, Inc.
                              200 Boston Avenue
                              Medford, MA 02155

                              Attention: Karen A. Hamlin

For Lilly:                    Eli Lilly and Company
                              Lilly Corporate Center
                              Indianapolis, Indiana 46285

                              Attention: General Counsel

      SECTION 15.5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana, excluding any choice of law rules which may direct the application of the law of any other jurisdiction. Questions effecting the construction and effect of any Project IP-Rights shall be determined by the laws of the country in which the Project IP-Rights have been applied for and granted.

      SECTION 15.6. ASSIGNMENT. Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other, except a party may make such an assignment without the other party's consent in connection with any merger, reorganization or sale of all or substantially all of its assets to which this Agreement relates. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties.

      SECTION 15.7. CONSENTS NOT UNREASONABLY WITHHELD. Whenever provision is made in this Agreement for either party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld, and whenever in this Agreement provisions are made for one party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

      SECTION 15.8. NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either party.

      SECTION 15.9. HEADINGS. The captions or headings of the Sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

      SECTION 15.10. SEVERANCE OF CLAUSES/INSOLVENCY. Each party agrees that, should any provision of this Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision will be severed or modified by the court to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect. In addition the parties hereto intend that the Agreement shall not be deemed an executory contract under the Bankruptcy/Insolvency laws of the United States.

      SECTION 15.11. NO WAIVER. The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

      SECTION 15.12. ENTIRE AGREEMENT. The Agreement institutes the entire agreement of the parties relating to the subject matter, and may not be amended, modified or canceled except by written instrument executed by both Scriptgen and Lilly.

      SECTION 15.13. COUNTERPARTS. This Agreement has been executed in two
(2) counterparts, all of which shall constitute an original, but which together shall constitute are and the same instrument.

      IN WITNESS WHEREOF, the parties by their respective authorized officers, have executed this Agreement.

SCRIPTGEN                                  ELI LILLY AND COMPANY
PHARMACEUTICALS, INC


By: /s/ Karen L. Hamlin                    By: /s/ August M. Watanabe
   -------------------------                  -------------------------
        Karen L. Hamlin                            August M. Watanabe
Title: Senior Director of Operations       Title: Executive Vice President

Date:   May 8, 1997                        Date: May 7, 1997

                                   Exhibit A
        ATLAS Set Up and Screening Plan: Two Eli Lilly Bacterial Targets


                                     [***]

                                   Exhibit B
              [TEXT OF UNITED STATES PATENT NUMBER 5,585,277]


                                     [***]

                                   Exhibit C

Exhibit C: Staff involved in ATLAS application to Eli Lilly targets.

[***]: Overall supervision and project contact:

ALAN CORIN, PH.D., SENIOR RESEARCH FELLOW: Biophysical chemist with sixteen years of industrial and academic postdoctoral experience.

JULIE BRYAN, ASSOCIATE SCIENTIST II: Biochemist with four years experience in ATLAS technology implementation.

IAN GLOMSKI: ASSISTANT SCIENTIST: Biochemist with two years ATLAS experience.

JILL HEIL, ASSISTANT SCIENTIST: One year experience in ATLAS assay establishment and high throughput screening.